EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hong Zhu, the Chief Executive and Financial Officer of MICROALLIANCE GROUP INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 14th day of November, 2022.

/s/ Hong Zhu
Hong Zhu
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Microalliance Group Inc. and will be retained by Microalliance Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.